UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2011

Layne Christensen Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712
_______________	_______________	_______________
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205

(Address of Principal Executive Offices) (Zip Code)
____________________

(913) 362-0510

(Registrant’s telephone number, including area code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 8, 2011, Layne Christensen Company (the "Company") entered into an uncommitted Private Shelf Agreement (the "Shelf Agreement") with Prudential Investment Management, Inc. ("Prudential") and each other Prudential Affiliate (as defined in the Shelf Agreement) which becomes bound by the Shelf Agreement (collectively, the "Purchasers"), pursuant to which the Company has authorized the issue of its senior promissory notes (the "Notes") in the aggregate principal amount of up to $150 million, to be dated the date of issue thereof, and to mature, in the case of each Note so issued, no more than ten years after the date of original issuance thereof.  Pursuant to the Shelf Agreement, the Notes are to have an average life of no more than ten years after the date of original issuance thereof and are to bear interest on the unpaid balance thereof from the date thereof at the rate per annum, and to have such other particular terms as shall be set forth, in the case of each Note so issued, in the Confirmation of Acceptance with respect to such Note so issued.  No Notes have been issued under the Shelf Agreement.

Any future net proceeds from the issuance of the Notes will be used to finance the Company's working capital needs and for the general corporate purposes of the Company and its subsidiaries.

The Shelf Agreement contains customary representations and warranties.  The Company has agreed to customary affirmative and negative covenants for so long as any Notes are outstanding, including, subject to certain exceptions and qualifications, (i) a maximum leverage ratio and (ii) a minimum fixed charge coverage ratio.

Any Notes will be subject to customary events of default, including (i) failure to make payments on principal or make-whole amount, if any, when the Note becomes due and payable; (ii) failure to pay interest on any Note within three business days after the same becomes due and payable; (iii) breaches of certain covenants and agreements; (iv) cross default to payment defaults on certain other indebtedness; (v) certain events of bankruptcy and insolvency; and (vi) failure to pay judgments in excess of $5 million within a specified period.

The description set forth above is qualified in its entirety by the Shelf Agreement filed herewith as exhibit 10.1.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the disclosures under Item 1.01 of this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

10.1
Private Shelf Agreement, dated July 8, 2011, by and between Layne Christensen Company, Prudential Investment Management, Inc., and each other Prudential Affiliate which becomes bound by the Private Shelf Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company
(Registrant)

Date: July 13, 2011	By	/s/ Jerry W. Fanska
Name: Jerry W. Fanska
Title: Senior Vice President—Finance